Exhibit 99.1

Frank G. Herrera appointed as Interim CFO of Graphene & Solar Technologies Ltd.

December 20, 2018 13:41 ET | Source: Graphene & Solar Technologies Ltd.

LOS ANGELES, Dec. 20, 2018 (GLOBE NEWSWIRE) -- Frank G. Herrera has been appointed as Interim CFO of Graphene & Solar Technologies Ltd., (SQTX) as of December 7, 2018, replacing Warren Dillard. Herrera has been the official company accountant for VNGE and SQTX for the past five years. Mr. Herrera graduated with an MBA from Texas A&M University and has worked in Accounting and Finance for over 20 years.

About Graphene
GSTX is one of a few production companies worldwide with a proven capability of manufacturing solar grade and high-end electronics-grade High Purity Quartz Sand (HPQS), an essential primary material necessary for the manufacture photovoltaic (PV) silicon Solar Cells and all high-end electronics. GSTX is the sole owner of the exclusive rights to two rare High Purity Quartz mineral deposits (15 million tons) utilized as feedstock for the manufacture of PV solar cells and all electronics and semiconductor production materials.

Forward-Looking Statements
All statements in this release that are not strictly historical facts are "forward-looking statements." Forward-looking statements are based on SQTX’s current assumptions, beliefs and expectations, and involve risks, uncertainties and other factors that may cause SQTX’s actual results to be materially different from any results expressed or implied by such forward-looking statements.

GSTX -Contact: Roger May – executive@sqt.solar - Tel. 310-887-1477